As filed with the Securities and Exchange Commission on May 1, 2023

Registration No. 333-261176

Registration No. 333-221651

Registration No. 333-208137

Registration No. 333-205578

Registration No. 333-200214

Registration No. 333-197350

Registration No. 333-197348

Registration No. 333-189858

Registration No. 333-189856

Registration No. 333-182669

Registration No. 333-182668

Registration No. 333-175703

Registration No. 333-175702

Registration No. 333-168684

Registration No. 333-168682

Registration No. 333-160610

Registration No. 333-160609

Registration No. 333-158987

Registration No. 333-158755

Registration No. 333-135954

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-261176

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-221651

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-208137

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-205578

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-200214

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197350

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197348

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-189858

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-189856

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-182669

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-182668

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-175703

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-175702

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168684

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168682

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160610

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160609

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-158987

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-158755

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-135954

Under

the Securities Act of 1933

CARDIOVASCULAR SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	41-1698056
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1225 Old Highway 8 Northwest

St. Paul, Minnesota 55112-6416

(Address of Principal Executive Office and Zip Code)

Cardiovascular Systems, Inc. Amended and Restated 2017 Equity Incentive Plan

Cardiovascular Systems, Inc. 2015 Employee Stock Purchase Plan

Cardiovascular Systems, Inc. 2014 Equity Incentive Plan

Cardiovascular Systems, Inc. Amended and Restated 2007 Equity Incentive Plan

Cardiovascular Systems, Inc. Amended and Restated 2006 Employee Stock Purchase Plan

Replidyne, Inc. 2006 Equity Incentive Plan
Replidyne, Inc. 2006 Employee Stock Purchase Plan

2003 Stock Option Plan of Cardiovascular Systems, Inc., a Minnesota corporation

(Full Titles of the Plans)

John A. McCoy, Jr.

President and Treasurer

Cardiovascular Systems, Inc.

1225 Old Highway 8 Northwest

St. Paul, Minnesota 55112-6416

(651) 259-1600

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

Explanatory Note

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment filed by Cardiovascular Systems, Inc. (the “Registrant”), relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by the Registrant, and is filed to withdraw and remove from registration the registered but unissued securities issuable by the Registrant pursuant to the Registration Statements:

1.	Registration Statement (File No. 333-261176), filed with the SEC on November 18, 2021, registering 1,700,000 shares of the Registrant’s (including any predecessor company’s) common stock, par value $0.001 per share (“Common Stock”) issuable under the Cardiovascular Systems, Inc. Amended and Restated 2017 Equity Incentive Plan.

2.	Registration Statement (File No. 333-221651), filed with the SEC on November 17, 2017, registering 2,550,000 shares of Common Stock issuable under the Cardiovascular Systems, Inc. 2017 Equity Incentive Plan.

3.	Registration Statement (File No. 333-208137), filed with the SEC on November 20, 2015, registering 2,270,000 shares of Common Stock issuable under the Cardiovascular Systems, Inc. 2015 Employee Stock Purchase Plan.

4.	Registration Statement (File No. 333-205578), filed with the SEC on July 9, 2015, registering 180,000 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2006 Employee Stock Purchase Plan.

5.	Registration Statement (File No. 333-200214), filed with the SEC on November 14, 2014, registering 2,030,000 shares of Common Stock issuable under the Cardiovascular Systems, Inc. 2014 Equity Incentive Plan, as amended by the Post-Effective Amendment No. 1 filed with the SEC on November 17, 2017 with respect to 1,057,523 shares of carryover shares of Common Stock available for issuance under the Cardiovascular Systems, Inc. 2017 Equity Incentive Plan.

6.	Registration Statement (File No. 333-197350), filed with the SEC on July 10, 2014, registering 90,000 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2006 Employee Stock Purchase Plan.

7.	Registration Statement (File No. 333-197348), filed with the SEC on July 10, 2014, registering 834,134 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2007 Equity Incentive Plan.

8.	Registration Statement (File No. 333-189858), filed with the SEC on July 9, 2013, registering 180,000 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2006 Employee Stock Purchase Plan.

9.	Registration Statement (File No. 333-189856), filed with the SEC on July 9, 2013, registering 475,000 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2007 Equity Incentive Plan.

10.	Registration Statement (File No. 333-182669), filed with the SEC on July 13, 2012, registering 180,000 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2006 Employee Stock Purchase Plan.

11.	Registration Statement (File No. 333-182668), filed with the SEC on July 13, 2012, registering 450,000 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2007 Equity Incentive Plan.

12.	Registration Statement (File No. 333-175703), filed with the SEC on July 21, 2011, registering 849,353 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2007 Equity Incentive Plan.

13.	Registration Statement (File No. 333-175702), filed with the SEC on July 21, 2011, registering 169,871 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2006 Employee Stock Purchase Plan.

14.	Registration Statement (File No. 333-168684), filed with the SEC on August 9, 2010, registering 151,485 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2006 Employee Stock Purchase Plan.

15.	Registration Statement (File No. 333-168682), filed with the SEC on August 9, 2010, registering 757,427 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2007 Equity Incentive Plan.

16.	Registration Statement (File No. 333-160610), filed with the SEC on July 16, 2009, registering 141,139 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2006 Employee Stock Purchase Plan.

17.	Registration Statement (File No. 333-160609), filed with the SEC on July 16, 2009, registering 705,695 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2007 Equity Incentive Plan.

18.	Registration Statement (File No. 333-158987), filed with the SEC on May 5, 2009, registering 161,500 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2006 Employee Stock Purchase Plan.

19.	Registration Statement (File No. 333-158755), filed with the SEC on April 24, 2009, registering 2,509,969 shares of Common Stock issuable under the Cardiovascular Systems, Inc. Amended and Restated 2007 Equity Incentive Plan and 2,102,828 shares of Common Stock issuable under the 2003 Stock Option Plan of Cardiovascular Systems, Inc., a Minnesota corporation (as assumed by the Registrant).

20.	Registration Statement (File No. 333-135954), filed with the SEC on July 21, 2006, registering 1,899,671 shares of Common Stock issuable under the Replidyne, Inc. 2006 Equity Incentive Plan, 5,237,359 shares of Common Stock reserved for future grants under the Replidyne, Inc. 2006 Equity Incentive Plan, and 305,872 shares of Common Stock issuable under the Replidyne, Inc. 2006 Employee Stock Purchase Plan (as assumed by the Registrant).

On April 27, 2023, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 8, 2023, by and among Abbott Laboratories, an Illinois corporation (“Parent”), Cobra Acquisition Co., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing under its name “Cardiovascular Systems, Inc.” as the surviving corporation in the Merger and a wholly owned subsidiary of Parent.

As a result of the Merger, the offerings of the Registrant’s securities pursuant to the Registration Statements have been terminated. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, the Registrant hereby removes from registration all of the securities registered but unissued under the Registration Statements. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abbott Park, State of Illinois, on May 1, 2023.

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ John A. McCoy, Jr.
John A. McCoy, Jr.
President and Treasurer

Pursuant to Rule 478 under the Securities Act of 1933, no other person is required to sign this Post-Effective Amendment.